Filed pursuant to Rule 424(b)(3)
Registration No. 333-278665

PROSPECTUS
Bally’s Corporation

7,911,724 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to resales, from time to time, of up to 7,911,724 shares of our common stock, par value $0.01 per share (the “common stock”), issuable upon exercise of penny warrants that have been issued to SBG Gaming, LLC, the selling stockholder named in this prospectus (the “Selling Stockholder”) or its permitted transferees.

We have registered the shares of common stock on behalf of the Selling Stockholder, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Selling Stockholder. We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from the sales of shares by the Selling Stockholder under this prospectus.

The Selling Stockholder may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

To the extent required, we will provide the specific terms of transactions in these shares of common stock in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BALY.” On April 22, 2024, the closing sale price of our common stock on NYSE was $14.17 per share. You are urged to obtain current market quotations for our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE READ CAREFULLY THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND ANY RISK FACTORS INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2024

ABOUT THIS PROSPECTUS
References in this prospectus to the terms “we,” “us” or “the Company” or other similar terms mean Bally’s Corporation and its subsidiaries, unless we state otherwise or the context indicates otherwise.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, the Selling Stockholder may offer and sell from time to time the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information.”
We have not authorized anyone nor has the Selling Stockholder authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes identified by words like “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are statements as to matters that are not historical facts, and include statements about our plans, objectives, expectations and intentions.
Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on our current expectations and assumptions. Although we believe that our expectations and assumptions are reasonable at this time, they should not be regarded as representations that our expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the time of this prospectus and we do not undertake to update or revise them as more information becomes available, except as required by law.
Important factors beyond those that apply to most businesses, some of which are beyond our control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:
•unexpected costs, difficulties integrating and other events impacting our completed acquisitions and our ability to realize anticipated benefits;
•unexpected costs and other events impacting our planned construction projects, including Bally’s Chicago;
•risks associated with our rapid growth, including those affecting customer and employee retention, integration and controls;
•risks associated with the impact of the digitalization of gaming on our casino operations, our expansion into online gaming (“iGaming”) and sports betting and the highly competitive and rapidly changing aspects of our interactive businesses generally;
•the very substantial regulatory restrictions applicable to us, including costs of compliance;
•global economic challenges, including the impact of public health crises, global and regional conflicts, rising inflation, rising interest rates and supply-chain disruptions could cause economic uncertainty and volatility;
•restrictions and limitations in agreements to which we are subject, including our debt, could significantly affect our ability to operate our business and our liquidity; and
•other risks identified in Part I. Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with SEC on March 15, 2024.
The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses. These forward-looking statements speak only as of the time of this prospectus and we do not undertake to update or revise them as more information becomes available. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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THE COMPANY
Our Company
    We are a global gaming, hospitality and entertainment company with a portfolio of casinos and resorts and online gaming businesses. We provide our customers with physical and interactive entertainment and gaming experiences, including traditional casino offerings, iGaming, online bingo, sportsbook and free-to-play games.
As of February 14, 2024, we own and manage 16 land-based casinos in 10 states across the United States, one golf course in New York, and one horse racetrack in Colorado operating under the Bally’s brand. Our land-based casino operations include approximately 15,500 slot machines, 600 table games and 5,300 hotel rooms, along with various restaurants, entertainment venues and other amenities. In 2021, we acquired London-based Gamesys Group Ltd. (“Gamesys”) to expand our geographical and product footprints to include an iGaming business with well-known brands providing iCasino and online bingo experiences to our global online customer base with concentrations in Europe and Asia and a growing presence in North America. Our revenues are primarily generated by these gaming and entertainment offerings. Our proprietary software and technology stack is designed to allow us to provide consumers with differentiated offerings and exclusive content.
We were incorporated in Delaware on March 1, 2004. Our principal executive offices are located at 100 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 475-8474. Our website address is www.Ballys.com. The information that is contained in, or that is accessible through, our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS
Investing in our common stock involves risks. Before purchasing any securities offered, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm or otherwise impact our financial condition, results of operations or cash flows. In that case, the trading price of our common stock could decline, and you could lose all or a part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS
The shares of common stock offered hereby are being registered for the account of the Selling Stockholder. All net proceeds from the sale of the shares of common stock will go to the Selling Stockholder. We will not receive any part of the proceeds from such sale of the common stock.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of our capital stock and important provisions of our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our Certificate of Incorporation and our Bylaws govern the rights of our stockholders. For information on how to obtain a copy of our Certificate of Incorporation and our Bylaws, see “Where You Can Find Additional Information.”
The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the complete text of our Certificate of Incorporation and our Bylaws, and by provisions of applicable law.
General
Pursuant to our Certificate of Incorporation, we are authorized to issue two classes of registered capital stock, designated common stock and preferred stock. The aggregate number of registered shares that we are authorized to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, no shares of preferred stock have been issued.
Capital Stock
Dividend Rights
Dividends may be declared by our board of directors from time to time. The rights of holders of shares of common stock to receive dividends, to the extent declared by our board of directors, is subject to the rights of the holders of any series of preferred stock.
Voting Rights
Subject to the rights of the holders of any series of preferred stock, each share of common stock is entitled to one vote. At each stockholders meeting, all matters will be decided by a majority of the votes (except with respect to the election of directors, who are elected by a plurality of the votes) cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon with a quorum being present (except in cases where a greater number of votes is required by law, our Certificate of Incorporation or our Bylaws).
Preferred Stock Rights
Shares of preferred stock may be issued in one or more series. As of the date hereof, no shares of preferred stock have been issued. Our board of directors is authorized, without any further vote or action by stockholders, to designate and issue the preferred stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, option or other rights, if any, and the qualifications, limitations or restrictions of such series. The authority of our board of directors with respect to each such series will include, without limitation, the determination of any or all of the following:
•the number of shares and designation;
•the voting powers, if any, and whether such voting powers are full or limited;
•the redemption provisions, if any, including the redemption price or prices to be paid;
•whether dividends, if any, will be cumulative or noncumulative, the dividend rate, and the dates, conditions and preferences of dividends;
•the rights upon our voluntary or involuntary dissolution of, or upon any distribution of our assets;
•the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of our shares, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;
•the right, if any, to subscribe for or to purchase any of our securities;

•the provisions, if any, of a sinking fund applicable to such series; and
•any other designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, all as may be determined from time to time by our board of directors and stated or expressed in the resolution or resolutions providing for the issuance of such preferred stock.
Other Rights
Our common stock has no preemptive rights and our capital stock has no cumulative voting rights.
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.
Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and our Bylaws
In addition to regulatory requirements applicable to us and the ownership of our shares, and some provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals and Director Qualification Requirements
Our Bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Proper notice must be timely, in proper written form, and must set forth certain details of the nomination or proposal. The Chairman of the meeting may determine that a nomination or proposal was defective and should be disregarded. In addition, our Bylaws provide that no person may serve as a member of our board of directors, or be elected or nominated for such a position, unless, at the time of such service, election or nomination, such person has been licensed by applicable regulatory authorities. Together, these provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Classified Board of Directors
Our Certificate of Incorporation provides that our board of directors is divided into three classes, each of which will hold office for a three-year term.
Calling Special Stockholder Meetings
Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of our board of directors, by a majority of the whole board or by holders of our common stock who hold at least 20% of the outstanding common stock entitled to vote generally in the election of directors.
Removal of Directors
Our Bylaws state that any director or the entire board of directors may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.
Limitation on Financial Interest
Our Certificate of Incorporation and Bylaws provide that we may not permit any person or entities to acquire a direct or indirect entity or economic interest in us equal to or greater than 5% of any class of equity or economic interests without the approval of the relevant gaming authorities (subject to certain specified exceptions). Any transfer of shares of our capital stock that results in a person acquiring more than such 5% threshold shall not be recognized until the relevant gaming authorities have consented to such transfer. Our Certificate of Incorporation also provides that an additional license or consent from the gaming authorities is required for ownership equal to or greater than 20% of any class of equity interests of the Company. In addition, our Certificate of Incorporation and Bylaws also include limitations and restrictions on ownership of capital stock relating to regulatory requirements and licenses, including restrictions on transfers that would violate applicable gaming laws and repurchase rights in the event that stockholders are determined to be unsuitable to hold our capital stock. Our Certificate of Incorporation and Bylaws impose additional restrictions to ensure compliance with relevant gaming and regulatory requirements including our ability to withhold dividend payments or other remuneration and redeem or purchase a holder’s capital stock if a gaming authority or the Board of Directors determines the holder to be “disqualified” from holding our capital stock or an “unsuitable person”, as such terms are defined in certain gaming laws.
Limitation of Liability of Officers and Directors; Indemnification
Our Certificate of Incorporation states that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived any improper personal benefit. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting the declaration of certain dividends, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. If the DGCL is amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then our directors will not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of our Certificate of Incorporation by our stockholders will not adversely affect any right or protection of our directors existing at the time of such repeal or modification. We have also entered into agreements to indemnify our directors and officers, as well as our employees and agents, to the fullest extent permitted or required by Delaware law. To the extent the indemnification for liabilities arising under the Securities Act may be granted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Choice of Forum
Our Bylaws state that unless the board of directors consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (3) an action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws (as any of the foregoing may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “BALY.”

SELLING STOCKHOLDERS
In connection with certain registration rights that we granted to the Selling Stockholder pursuant to the registration rights agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, to permit the Selling Stockholder to resell or otherwise dispose of its shares of common stock, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus. We have registered the resale of up to 7,911,724 shares of common stock comprising of:
a.4,915,726 shares of common stock issuable pursuant to penny warrants that we issued to the Selling Stockholder in 2020, following closing of the framework agreement;
b.2,086,908 shares of common stock issuable pursuant to penny warrants that we issued to the Selling Stockholder in November 2020 in exchange for an equivalent number of shares of common stock then owned by the Selling Stockholder; and
c.909,090 shares of common stock issuable pursuant to penny warrants that we issued to the Selling Stockholder in 2021 for an aggregate purchase price of $50.0 million, or $55.00 per share.
The cash exercise price of the penny warrants to purchase up to 7,911,724 shares of our common stock is $0.01 per share.
The following table sets forth, to our knowledge, certain information about the Selling Stockholder as of March 20, 2024. The shares covered by this prospectus may be offered from time to time by the Selling Stockholder. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of common stock that may become issuable in connection with shares of common stock sold by reason of a stock dividend, stock split, recapitalization, exchange or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of our shares of common stock outstanding.
Subject to limited exceptions, we will bear all costs, expenses and fees in connection with the registration of our shares of common stock to be sold by the Selling Stockholder. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sales of shares of common stock.
Except as otherwise indicated, ownership is determined in accordance with the rules of the SEC relating to beneficial ownership, and includes voting or investment power with respect to shares. Percentage ownership is based on 40,426,353 shares of common stock outstanding as of March 20, 2024. In computing the number of shares beneficially owned by the Selling Stockholder and its percentage ownership, the shares of common stock immediately issuable upon exercise of the Penny Warrants held by the Selling Stockholder are considered outstanding.
Unless otherwise indicated below, to our knowledge, the Selling Stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership. Unless otherwise indicated below, the address for the Selling Stockholder is c/o Bally’s Corporation, 100 Westminster Street, Providence, RI 02903.
See the section entitled “Plan of Distribution” for further information regarding the Selling Stockholder’s method of distributing these shares.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Being Offered	Number and Percentage of Shares of Common Stock To Be Owned After this Offering (1)
Name of Selling Stockholder	Number	Percentage (%)	Number
SBG Gaming, LLC(1)	7,911,724 (1)	16.37%	7,911,724	—(1)

(1)    Includes shares of common stock immediately issuable upon exercise of penny warrants (“Penny Warrants”) described in this section of the prospectus. Does not include shares issuable upon exercise of a penny warrant to purchase up to 3,279,337 shares of the Company’s common stock contingent upon the achievement of certain performance metrics (“Performance Warrants”) and an option to purchase, beginning on November 18, 2024, up to 1,639,669 shares of the Company’s common stock at exercise prices ranging from $30.00 to $45.00 per share (the “Option”). The Selling Stockholder is a wholly owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”). Pursuant to an Investor Rights Agreement, dated November 18, 2020 (the “IRA”), Sinclair and the Selling Stockholder may not acquire, by purchase or otherwise (including by exercising the Penny Warrants, the Performance Warrants and/or the Options), shares of the Company’s common stock, if after giving effect to such acquisition, Sinclair, the Selling Stockholder and their controlled affiliates would own a number of shares of the Company’s common stock representing more than 4.9% of the Company’s outstanding common stock. Accordingly, neither Sinclair nor the Selling Stockholder beneficially owns in excess of 4.9% of the Company’s outstanding common stock. The Selling Stockholder’s address is 1006 Beaver Dam Road, Cockeysville, MD 21030.

PLAN OF DISTRIBUTION
We have registered 7,911,724 shares of our common stock to satisfy certain registration rights that we have granted to the Selling Stockholder, in order to permit the resale of such shares by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. The shares of common stock covered by this prospectus may be offered, transferred, sold or otherwise disposed of from time to time by the Selling Stockholder, including its donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the prevailing market price or at negotiated prices. To the extent the Selling Stockholder gifts, pledges, grants a security interest in, or otherwise transfers the shares offered hereby, such transferee or transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus if and when necessary or required.
The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•purchases by a broker-dealer as principal and resales by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an exchange distribution in accordance with the rules of the applicable exchange;
•“at the market” or through market makers or into an existing market for the shares;
•through the distribution of the common stock by the Selling Stockholder to its partners, members or stockholders;
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•a transaction on any exchange or in the over-the-counter market;
•in privately negotiated transactions;
•in options transactions, including through the writing or settlement of put or call options or other hedging transactions (whether those options are listed on an options exchange or otherwise) relating to the shares offered by this prospectus, or the short sales of the offered shares;
•a combination of any such methods of sale; and / or
•any other method permitted pursuant to applicable law.
The aggregate proceeds to the Selling Stockholder from the sale of the shares of common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The Selling Stockholder also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, or Section 4(a)(1) under the Securities Act, if available, rather than pursuant to this prospectus, provided that the Selling Stockholder meets the criteria and conforms to the requirements of those provisions.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of common stock offered by this prospectus or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock in the course of hedging the positions they assume with the Selling Stockholder. Subject to certain limitations on shorting, the Selling Stockholder may also sell the shares of common stock short and redeliver the shares of common stock to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions in amounts to be negotiated immediately prior to the sale. The Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.
In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any broker-dealers that acts in connection with the sale of common shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profits realized by the Selling Stockholder and the broker-dealer may be deemed to be underwriting discounts or commissions under the Securities Act. In the event that the Selling Stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of NYSE pursuant to Rule 153 under the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. To our knowledge and based upon information we received from the Selling Stockholder, at the time the Selling Stockholder acquired the shares of common stock registered pursuant to the registration statement, it did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares.
In order to comply with the securities laws of certain states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
To the extent required, an accompanying prospectus supplement, or, if appropriate, a post-effective amendment to the registration that includes this prospectus, will be distributed that will set forth the number of shares of our common stock to be sold, the terms of the offering including the respective purchase prices and public offering prices, the names of any underwriter, dealer or agent, and any applicable discount, commission or compensation.
Pursuant to a registration rights agreement, we filed with the SEC a registration statement on Form S-3 for the resale of the shares issuable upon the exercise of the penny warrants grant to the Selling Stockholder and, subject to certain exceptions, to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the date on which all of the shares of common stock covered by the registration statement of which this prospectus constitutes a part are no longer “Registrable Securities” as such term is defined in the registration rights agreement; or (2) the date on which all of the shares of common stock covered by the registration statement of which this prospectus constitutes a part are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act.
We will pay all expenses of the registration of the shares of common stock covered by the registration statement of which this prospectus constitutes a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any.
There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

LEGAL MATTERS
The validity of the securities offered by this prospectus have been passed upon for us by Jones Day.

EXPERTS
The consolidated financial statements of Bally’s Corporation, incorporated by reference in this prospectus by reference to Bally’s Corporation’s annual report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Bally’s Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;
•our Current Report on Form 8-K filed with the SEC on March 12, 2024; and
•the description of our common stock contained in our Form 8-A filed with the SEC on March 27, 2019, as updated by the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024.
We also incorporate by reference into this prospectus all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports and other information with the SEC under the Exchange Act. This material is available from the SEC’s website at http://www.sec.gov or from our website at www.ballys.com. Information available on our website, other than the reports we file pursuant to the Exchange Act that are specifically incorporated by reference into this prospectus, does not constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to our investor relations team at 100 Westminster Street, Providence, Rhode Island 02903 or by telephone at (401) 475-8474.
Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.
You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.